For Immediate Release

Contact: Hannah Burns      (212) 272-2395
         Rebecca Haas      (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                         REPORTS SECOND QUARTER RESULTS;
                             DECLARES CASH DIVIDENDS

          Second Quarter Earnings from Operations were $1.40 per share, before 63 cents per share Litigation Charge

NEW YORK -June 14, 2000 -- The Bear Stearns Companies Inc. (NYSE:BSC) today announced earnings for the company's second fiscal quarter ended May 26, 2000.

         Net income from operations for the second quarter of fiscal year 2000 was $214.4 million or $1.40 per share, an increase of 8.2% from $198.1 million or $1.38 per share for the comparable three-month period last year. These results are before an after-tax charge of $96.0 million, or 63 cents per share, attributable to increased litigation reserves following the recent jury verdict in the Henryk de Kwiatkowski case. The company believes the verdict was against the weight of the evidence and inconsistent with existing law. The company intends to vigorously pursue all legal remedies available to it. Including such charge, net income was $118.4 million or 77 cents per share, down 40.2% from $198.1 million or $1.38 per share for the prior year three-month period ended May 28, 1999.

         Revenues, net of interest expense, for the quarter ended May 26, 2000 were $1.32 billion, a 2.6% decrease from $1.36 billion for the comparable period a year ago. The annualized after-tax return on common stockholders' equity for the quarter ended May 26, 2000 was 20.0% before giving effect to the litigation charge and 11.0% after the charge. For the trailing 12-month period ended May 26, 2000, after-tax return on common stockholders' equity was 21.8% before the charge and 19.5% after the charge.


         Commenting on the quarter, James E. Cayne, president and chief executive officer, said, "We achieved solid results this quarter, despite more volatile market conditions and declining trading volumes, predominantly in the fixed income markets. Furthermore, weakness in the NASDAQ, particularly technology shares, led to a decline in equity new issue activity. The impact of this difficult environment was offset by very strong performances in our global clearing and equity businesses."

          "We continue to make significant investments to expand our core businesses worldwide, particularly in Europe. We have hired a number of key senior professionals in London to enhance our European capital markets presence, most notably, Jeremy Sillem, a leading international banker, who will direct this expansion and be chairman of Bear, Stearns International Limited. Other additions to the investment banking effort include Michael Phair and Hugo Ruys and a team of telecommunications bankers; and Simon Clarkson Webb, who is joining the firm with a team, as head of European leveraged finance. We are similarly expanding our European research capabilities in London. Roger Hirst has joined the firm as head of European equity research. We have also hired two teams covering the financial services and telecommunications sectors, as well as five senior equity salesmen. Fixed income credit research will be led by Philip Crate, who is joining the firm with a team, also based in London. In addition, we have made senior appointments in our European derivatives unit, including Guido Rauch, head of European derivatives sales and marketing."

         A summary of selected components of the results of operations for the second quarter ended May 26, 2000, compared to the prior year period, follows:

o Commission revenues were at a record $321.7 million, up 18.2%, attributable to healthy performances in private client services,institutional and global clearance activities, with records being achieved in institutional and global clearance commission revenues.
o Principal transactions revenues were down 22.3% to $513.9 million, reflecting a generally weaker fixed income market characterized by rising interest rates and a widening of credit spreads.
o Investment banking revenues were $235.8 million, down 3.5%, due to a fall-off in corporate bond underwriting activity, including high yield and investment grade debt.
o Net interest revenues were at a record $232.5 million, an increase of 50.3%, driven by interest earned on record average margin balances during the quarter.
o Compensation as a percentage of net revenues was 53.3%, versus 49.9% for the three-month periods ended May 26, 2000 and May 28, 1999, respectively.

         As of May 26, 2000 total capital, including stockholders' equity and long-term borrowings, was $24.6 billion. Book value as of May 26, 2000 was $28.74 per share, based on 160,568,727 shares outstanding.

Quarterly Cash Dividends Declared

         The Board of Directors declared a regular quarterly cash dividend of 15 cents per share on the outstanding shares of the company's common stock, payable July 31, 2000 to stockholders of record on July 17, 2000. The board also declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable July 15, 2000 to stockholders of record on June 30, 2000. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E, which is equivalent to 76.875 cents per related depositary share; (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F, which is equivalent to 71.50 cents per related depositary share; and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G, which is equivalent to 68.625 cents per related depositary share, all payable July 15, 2000 to stockholders of record on June 30, 2000.

         Founded in 1923, The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers global clearing services to broker dealers, prime broker clients and other professional traders, including securities lending. Headquartered in New York City, the company has more than 10,300 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco and San Juan; and an international presence in Beijing, Buenos Aires, Dublin, Hong Kong, London, Lugano, Sao Paulo, Shanghai, Singapore and Tokyo. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.


                                       ***
                          Financial Statements Attached

For a discussion of the risks and uncertainties that may affect the company's future results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Management" in the company's 1999 Annual Report to Stockholders and its Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" in the company's quarterly reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.




                                            THE BEAR STEARNS COMPANIES INC.
                                          CONSOLIDATED STATEMENTS OF INCOME
                                                     (UNAUDITED)

                                                             Three-Months Ended                    Six-Months Ended
                                                     ----------------------------------    ---------------------------------
                                                         May 26,            May 28,            May 26,           May 28,
                                                          2000               1999               2000              1999
                                                     ---------------    ---------------    ---------------   ---------------
                                                                        (In thousands, except share data)
Revenues
    Commissions                                           $ 321,690          $ 272,145          $ 632,101         $ 518,664
    Principal transactions                                  513,944            661,790          1,161,535         1,282,087
    Investment banking                                      235,829            244,501            544,048           480,433
    Interest and dividends                                1,414,878            895,570          2,784,637         1,883,328
    Other income                                             17,351             22,988             69,396            44,991
                                                     ---------------    ---------------    ---------------   ---------------
       Total Revenues                                     2,503,692          2,096,994          5,191,717         4,209,503
    Interest expense                                      1,182,386            740,900          2,364,345         1,569,843
                                                     ---------------    ---------------    ---------------   ---------------
       Revenues, net of interest expense                  1,321,306          1,356,094          2,827,372         2,639,660
                                                     ---------------    ---------------    ---------------   ---------------

Non-interest expenses
    Employee compensation and benefits                      704,528            676,236          1,423,183         1,303,747
    Floor brokerage, exchange and clearance fees             39,236             39,721             75,870            74,851
    Communications                                           43,000             37,130             85,116            73,667
    Depreciation and amortization                            37,572             33,923             75,506            67,242
    Occupancy                                                27,547             28,006             52,532            56,205
    Advertising and market development                       31,874             24,973             59,248            48,334
    Data processing and equipment                            22,631             18,619             48,441            35,307
    Other expenses                                          249,099            174,802            387,854           287,793
                                                     ---------------    ---------------    ---------------   ---------------
       Total non-interest expenses                        1,155,487          1,033,410          2,207,750         1,947,146
                                                     ---------------    ---------------    ---------------   ---------------

    Income before provision for income taxes                165,819            322,684            619,622           692,514
    Provision for income taxes                               47,442            124,584            223,064           263,748
                                                     ---------------    ---------------    ---------------   ---------------

    Net income                                            $ 118,377          $ 198,100          $ 396,558         $ 428,766
                                                     ===============    ===============    ===============   ===============

    Net income applicable to common shares                $ 108,599          $ 188,322          $ 377,002         $ 409,210
                                                     ===============    ===============    ===============   ===============

    Basic and diluted earnings per share (1)                 $ 0.77             $ 1.38             $ 2.67            $ 2.83
                                                     ===============    ===============    ===============   ===============

    Weighted average common and common
      equivalent shares outstanding (1):
            Basic                                       152,446,615        163,805,887        155,042,809       164,467,068
                                                     ===============    ===============    ===============   ===============
            Diluted                                     152,624,273        163,805,887        155,152,977       164,467,068
                                                     ===============    ===============    ===============   ===============
    Cash dividends declared
      per common share (1)                                   $ 0.10 (2)         $ 0.14             $ 0.25            $ 0.28
                                                     ===============    ===============    ===============   ===============

(1) Reflects all stock dividends declared through October 29, 1999.

(2) This cash dividend relates to the two-month period ended February 25, 2000 and was declared to coincide with the company's new quarterly periods resulting from the company's change in fiscal year-end.




                                            THE BEAR STEARNS COMPANIES INC.
                                          CONSOLIDATED STATEMENTS OF INCOME
                                                    (UNAUDITED)
                                                                               Three-Months Ended
                                                                    ----------------------------------------
                                                                         May 26,            February 25,
                                                                          2000                  2000
                                                                    -----------------    -------------------
                                                                       (In thousands, except share data)
Revenues
    Commissions                                                            $ 321,690              $ 310,411
    Principal transactions                                                   513,944                647,591
    Investment banking                                                       235,829                308,219
    Interest and dividends                                                 1,414,878              1,369,759
    Other income                                                              17,351                 52,045
                                                                    -----------------    -------------------
       Total Revenues                                                      2,503,692              2,688,025
    Interest expense                                                       1,182,386              1,181,959
                                                                    -----------------    -------------------
       Revenues, net of interest expense                                   1,321,306              1,506,066
                                                                    -----------------    -------------------

Non-interest expenses
    Employee compensation and benefits                                       704,528                718,655
    Floor brokerage, exchange and clearance fees                              39,236                 36,634
    Communications                                                            43,000                 42,116
    Depreciation and amortization                                             37,572                 37,934
    Occupancy                                                                 27,547                 24,985
    Advertising and market development                                        31,874                 27,374
    Data processing and equipment                                             22,631                 25,810
    Other expenses                                                           249,099                138,755
                                                                    -----------------    -------------------
       Total non-interest expenses                                         1,155,487              1,052,263
                                                                    -----------------    -------------------

    Income before provision for income taxes                                 165,819                453,803
    Provision for income taxes                                                47,442                175,622
                                                                    -----------------    -------------------

    Net income                                                             $ 118,377              $ 278,181
                                                                    =================    ===================

    Net income applicable to common shares                                 $ 108,599              $ 268,403
                                                                    =================    ===================

    Basic and diluted earnings per share                                      $ 0.77                 $ 1.89
                                                                    =================    ===================

    Weighted average common and common
      equivalent shares outstanding:
             Basic                                                       152,446,615            157,641,253
                                                                    =================    ===================
             Diluted                                                     152,624,273            157,685,693
                                                                    =================    ===================
    Cash dividends declared
      per common share                                                        $ 0.10 (1)             $ 0.15
                                                                    =================    ===================

(1) This cash dividend relates to the two-month period ended February 25, 2000 and was declared to coincide with the company's new quarterly periods resulting from the company's change in fiscal year-end.



